                                                                 Exhibit (d)(4)

                                  SCHEDULE A

LifePath Master Portfolios:

 (all percentages are expressed as a percentage of average daily net assets):

                                      Contractual
Master Portfolio                      Advisory Fee                     Advisory Fee Waiver
----------------                      ------------ -------------------------------------------------------------
LifePath Retirement Master Portfolio.     0.35%       With respect to each such Master Portfolio, an amount
LifePath 2020 Master Portfolio.......     0.35%        equal to the aggregate investment advisory fees and
LifePath 2030 Master Portfolio.......     0.35%      administration fees, if any, received by the Adviser or
LifePath 2040 Master Portfolio.......     0.35%        Barclays Global Investors, N.A. from each investment
LifePath 2050 Master Portfolio.......     0.35%       company in which such Master Portfolio invests as part
                                                   of such Master Portfolio's asset allocation strategy that is part of the same "group of investment companies" (as
                                                         defined in Section 12(d)(1)(G)(ii) of the 1940
                                                                  Act) as such Master Portfolio.

The Term of each such Advisory Fee Waiver shall expire after the close of business on November 30, 2011.

Money Market Master Portfolios:

  (all percentages are expressed as a percentage of average daily net assets)

                                                   Contractual  Advisory Fee Net Advisory Fee
Master Portfolio                                   Advisory Fee    Waiver      After Waiver
----------------                                   ------------ ------------ ----------------
Money Market Master Portfolio.....................     0.10%        0.03%          0.07%
Prime Money Market Master Portfolio...............     0.10%        0.03%          0.07%
Government Money Market Master Portfolio..........     0.10%        0.03%          0.07%
Treasury Money Market Master Portfolio............     0.10%        0.03%          0.07%

The Term of each such Advisory Fee Waiver shall expire after the close of business on November 30, 2011.

CoreAlpha Bond Master Portfolio:

                                                   Contractual  Advisory Fee Net Advisory Fee
Master Portfolio                                   Advisory Fee    Waiver      After Waiver
----------------                                   ------------ ------------ ----------------
CoreAlpha Bond Master Portfolio...................     0.25%        0.10%          0.15%

The Term of this Advisory Fee Waiver shall begin on the date that the BGI CoreAlpha Bond Fund, a series of Barclays Global Investors Funds that will be a so-called "feeder fund" of the CoreAlpha Bond Master Portfolio, commences operations and shall expire after the close of business on November 30, 2011.

                                             MASTER INVESTMENT PORTFOLIO on
                                             behalf of each MASTER PORTFOLIO

                                             By:
                                                  ------------------------------
                                                  H. Michael Williams
                                                  President and Chief Executive
                                                  Officer


                                             BARCLAYS GLOBAL FUND ADVISORS

                                             By:
                                                  ------------------------------
                                                  Lee T. Kranefuss
                                                  Managing Director

                                             By:
                                                  ------------------------------
                                                  H. Michael Williams
                                                  Managing Director

Approved and Amended by the Board of Trustees of Master Investment Portfolio on December 1, 2009.

[Schedule A to Master Investment Portfolio Advisory Fee Waiver Agreement]